EXHIBIT  23


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.014140) of First Albany Companies Inc. of our report dated March 3, 2000 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 3, 2000 relating to the financial statement schedule, which appears in this Form 10-K.






               PRICEWATERHOUSECOOPERS L.L.P.



Albany, New York
March 3, 2000